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UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Act of 1934

IDEAL ACCENTS, INC.

(Exact name of small business issuer as specified in its charter)

FLORIDA

333-101960

65-0888146

(State or other jurisdiction of

(Commission File Number)

(I.R.S. Employer

incorporation or organization)

Identification No.)

50 Tiffield Rd., Unit 1Scarborough, Ontario M1V 5B7

(Address of principal executive offices)

(416) 435-6867

(Issuer's Telephone Number)

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

Beginning mid-September of 2004, the Board of Directors determined that the negative cash flows in its two operating subsidiaries, Ideal Accents, Inc. (Ferndale) and T.O.E., Inc., seriously impaired the Company’s ability to repay the secured creditor of these two subsidiaries, Citizens Bank (“Bank”).  The Company had no viable alternative but to agree to the surrender of specified assets of the two subsidiaries in exchange for a full and complete release of all obligations due and owing to the Bank.  The operations of the two subsidiaries have now been discontinued.

On October, 13, 2004, the Company filed Chapter 11 Bankruptcy in order to obtain sufficient time to prepare a plan of reorganization either to continue with its current line of business or to pursue other operations and plans.  Currently, the Company is operating as a debtor-in-possession under a Chapter 11 proceeding filed in the Southern District of New York, specifically, Case No. 04-16632.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On the 15th day of October, 2004, Joseph O’Connor resigned as Chairman and Chief Executive Officer of the Company.  On the 27th day of October, 2004, Ayaz M. Somani resigned as Director, President and Chief Financial Officer of the Company.  Mr. Karim Suleman now remains as our Executive Vice President, Chief Financial Officer, Secretary and Sole Director.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

IDEAL ACCENTS, INC.

Date:  November 11, 2004

/s/   Karim Suleman

Karim Suleman, Executive Vice President

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